As filed with the Securities and Exchange Commission on April 7, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Kansas	72-1532188
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7701 East Kellogg Drive, Suite 300 Wichita, Kansas	67207
(Address of Principal Executive Offices)	(Zip Code)

Equity Bancshares, Inc. Amended and Restated 2013 Stock Incentive Plan

(Full title of the plan)

Brad S. Elliott

Chairman and Chief Executive Officer

Equity Bancshares, Inc.

7701 East Kellogg Drive, Suite 300

Wichita, Kansas 67207

(Name and address of agent for service)

(316) 612-6000

(Telephone number, including area code, of agent for service)

Copies to:

Michael G. Keeley, Esq.

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

(214) 855-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, par value $0.01 per share	175,000 shares	$31.38	$5,491,500	$637

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional indeterminable number of shares of Equity Bancshares, Inc.’s Class A common stock, par value $0.01 per share (“Common Stock”), that may become issuable pursuant to the adjustment provisions of the Equity Bancshares, Inc. Amended and Restated 2013 Stock Incentive Plan.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The maximum offering price per share and the maximum aggregate offering price are based on a price of $31.38 per share, which is the average of the high and low sales prices of shares of Common Stock on the NASDAQ Global Select Market on April 3, 2017.

EXPLANATORY NOTE

Equity Bancshares, Inc. (the “Company”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an additional 175,000 shares of its Common Stock that are reserved for issuance under the Registrant’s Amended and Restated 2013 Stock Incentive Plan (the “2013 Stock Incentive Plan”). The Company previously filed a Registration Statement on Form S-8 with the Commission on March 1, 2016 (Registration No. 333-209862) (the “Earlier Registration Statement”) pursuant to which 725,000 shares of the Company’s Common Stock were registered for issuance under the 2013 Stock Incentive Plan and 205,700 shares of the Company’s Common Stock were registered for issuance under the Company’s 2006 Non-Qualified Stock Option Plan. Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference and made part of this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Company with the SEC and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on March 16, 2017;

(b)	the Company’s Current Reports on Form 8-K filed with the Commission on January 26, 2017, March 15, 2017, and March 16, 2017 (excluding any portions thereof which are deemed “furnished” rather than filed with the Commission);

(d)	all other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report referred to in (a) above; and

(e)	the description of the Company’s Class A common stock, par value $0.01 per share, contained in the Company’s Registration Statement on Form 8-A (File No. 001-37624), filed with the SEC on November 6, 2015 (including any amendments or reports filed for the purpose of updating such description).

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The information required by this item is set forth on the Exhibit Index that follows the Signature Page to this Registration Statement.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on April 7, 2017.

EQUITY BANCSHARES, INC.

By:	/s/ Brad S. Elliott
Name:	Brad S. Elliott
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Brad S. Elliott and Gregory H. Kossover, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Brad S. Elliott Brad S. Elliott	Chairman and Chief Executive Officer (Principal Executive Officer)	April 7, 2017

/s/ Gregory H. Kossover Gregory H. Kossover	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 7, 2017

/s/ Gary C. Allerheiligen Gary C. Allerheiligen	Director	April 7, 2017

/s/ James L. Berglund James L. Berglund	Director	April 7, 2017

/s/ Jeff A. Bloomer Jeff A. Bloomer	Director	April 7, 2017

/s/ Dan R. Bowers Dan R. Bowers	Director	April 7, 2017

/s/ Roger A. Buller Roger A. Buller	Director	April 7, 2017

/s/ Michael R. Downing Michael R. Downing	Director	April 7, 2017

/s/ P. John Eck P. John Eck	Director	April 7, 2017

/s/ Gregory L. Gaeddert Gregory L. Gaeddert	Director	April 7, 2017

/s/ Michael B. High Michael B. High	Director	April 7, 2017

/s/ Randee R. Koger Randee R. Koger	Director	April 7, 2017

/s/ Jerry P. Maland Jerry P. Maland	Director	April 7, 2017

/s/ Shawn D. Penner Shawn D. Penner	Director	April 7, 2017

/s/ Harvey R. Sorensen Harvey R. Sorensen	Director	April 7, 2017

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Articles of Incorporation of Equity Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with SEC on May 3, 2016).

4.2	Amended and Restated Bylaws of Equity Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form S-1 filed with the SEC on October 9, 2015).

4.3	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Form S-1/A filed with the SEC on October 27, 2015).

4.4	Equity Bancshares, Inc. Amended and Restated 2013 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with SEC on March 28, 2016).

5.1*	Opinion of Wise & Reber, L.C. as to the legality of the securities being registered.

23.1*	Consent of Wise & Reber, L.C. (included as part of Exhibit 5.1 hereto).

23.2*	Consent of Crowe Chizek LLP.

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.